UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2024 (June 16, 2024)

THE AARON’S COMPANY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-39681	85-2483376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 402-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	AAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 16, 2024, The Aaron’s Company, Inc., a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IQVentures Holdings, LLC, an Ohio limited liability company (“Parent” or “IQV”), and Polo Merger Sub, Inc., a newly formed Georgia corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger and the other transactions contemplated by the Merger Agreement (other than the Financing, as defined below) are referred to below as the “Transactions.”

The Company’s Board of Directors (the “Company Board”) unanimously (1) adopted the Merger Agreement and determined that the Merger Agreement and the Transactions are advisable and fair to and in the best interests of the Company’s shareholders, (2) approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the Transactions and (3) resolved to submit the Merger Agreement for approval by the Company’s shareholders and to recommend that the Company’s shareholders approve the Merger Agreement and the Transactions.

At the time the Merger becomes effective (the “Effective Time”), each share of the Company’s common stock, par value $0.50 per share (“Shares”) issued and outstanding immediately prior to the Effective Time (other than dissenting shares, treasury shares and shares owned by Parent or any direct or indirect wholly owned subsidiary of Parent), will be converted automatically into the right to receive $10.10 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time:

(a)

each outstanding Company stock option, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of Shares subject to such Company stock option multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per Share, provided that each Company stock option that has an exercise price per Share that is equal to or greater than the Merger Consideration will be cancelled for no consideration;

(b)	each outstanding Company restricted stock unit, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the Merger Consideration;

(c)

each outstanding Company restricted Share granted under a Company equity compensation plan that is vested will be cancelled and converted into the right to receive a cash payment equal to the Merger Consideration;

(d)

each outstanding Company restricted Share granted under a Company equity compensation plan that is unvested will be modified to reflect an award of restricted cash in an amount equal to the Merger Consideration (each, a “Modified Company RSA”), having the same terms and conditions as applied thereto prior to such modification (except for any terms rendered inoperative by reason of the Transactions and certain administrative changes), except that the period following a “change in control” of the Company during which such award is subject to vesting on a termination without “cause” or for “good reason,” as applicable (the “Protection Period”), will be extended if and to the extent necessary so that it covers the entire vesting period of such award;

(e)

each outstanding Company time-based restricted cash award will be modified to reflect an award of restricted cash of an equal dollar amount (each, a “Modified Company RCA”), having the same terms and conditions as applied thereto prior to such modification (except for any terms rendered inoperative by reason of the Transactions and certain administrative changes), except that the Protection Period with respect to each such award (if any) will be extended if and to the extent necessary so that it covers the entire vesting period of such award;

(f)

each outstanding award of Company performance shares will become vested with respect to the “target” number of performance shares subject to such award, and each vested Company performance share will be cancelled and converted into the right to receive a cash payment equal to the Merger Consideration; and

(g)

each outstanding award of Company cash performance units will become vested with respect to the “target” number of performance units subject to such award, and each vested award of Company performance units will be cancelled and converted into the right to receive cash, without interest, in an amount equal to that number of vested units covered by such award multiplied by $1.00 per unit.

The Company’s shareholders will be asked to approve the Merger Agreement at a special meeting of shareholders of the Company that will be held on a date to be announced. Consummation of the Merger is subject to various closing conditions, including, among others (1) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding Shares entitled to vote at such meeting (the “Company Shareholder Approval”), (2) the receipt of required regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) the absence of any applicable law or order, judgment, ruling, injunction or determination of a governmental entity prohibiting the consummation of the Transactions. Each party’s obligation to consummate the Merger is also subject to certain additional conditions that include the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. The consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations and warranties made by each of the Company and Parent, and also contains customary covenants and agreements, including, among others, agreements by the Company to conduct its business in the ordinary course in all material respects during the period between the execution of the Merger Agreement and the Effective Time, to not engage in certain kinds of transactions and to convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval, and agreements by each of the parties to use their reasonable best efforts to obtain all required regulatory approvals. Under the terms of the Merger Agreement, the Company is permitted to continue to pay its regular quarterly dividend, not in excess of $0.125 per Share.

The Company is subject to customary “no shop” restrictions on its ability to initiate, solicit or knowingly facilitate or encourage alternative acquisition proposals. However, at any time prior to receipt of the Company Shareholder Approval, the Company may provide information to and negotiate with third parties who submit an alternative acquisition proposal that the Company Board (or any authorized committee thereof) determines in good faith, after consultation with outside financial and legal advisors, constitutes (or would reasonably be expected to lead to) a Company Superior Proposal (as defined in the Merger Agreement), provided that such alternative acquisition proposal did not result from a breach of the “no shop” restrictions and subject to certain requirements being met before such action. Further, subject to certain limitations, at any time prior to receipt of the Company Shareholder Approval, the Company Board may withdraw or change its recommendation of the Merger in response to a Company Superior Proposal and the Company may terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Company Superior Proposal, provided the Company has given Parent an opportunity to present revised terms that would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal and subject to the payment by the Company to Parent of a termination fee of $12,500,000. Such termination fee may also be payable in connection with other terminations of the Merger Agreement pursuant to the terms thereof.

The Company may also terminate the Merger Agreement if (1) all of the conditions to closing have been satisfied (other than the conditions to the obligations of the Company contained in Section 7.3 of the Merger Agreement and those conditions that are to be satisfied by actions taken at the closing), (2) the Company provides written notice to Parent that the Company is ready, willing and able to consummate the Merger and (3) Parent fails to consummate the Merger within two business days of such notice. In the event of such termination, Parent is required to pay to the Company a termination fee of $22,000,000.

In addition, and subject to certain limitations, either party may terminate the Merger Agreement if (1) the Merger is not consummated by November 30, 2024 or (2) any laws are enacted, enforced or adopted or final governmental order is issued enjoining or otherwise prohibiting the consummation of the Transactions. If the Merger Agreement is so terminated by either party, Parent is required to pay to the Company a termination fee of $12,500,000, subject to certain additional terms.

Parent has obtained debt financing and equity financing commitment letters to finance the Transactions and to pay related fees and expenses (the “Financing”), subject to certain terms and conditions set forth in the commitment letters. However, neither the Financing nor the availability of any funds or other financing to Parent or any of its affiliates is a condition to the Merger or the other Transactions.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included in this filing to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent or any of their respective subsidiaries or affiliates. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and may be qualified, modified or excepted by information in a confidential disclosure letter provided in connection with the signing of the Merger Agreement. Certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement that differs from that applicable to investors and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, and in connection with the continuation of Modified Company RSAs and Modified Company RCAs as described above, Modified Company RSAs and Modified Company RCAs held by each of Douglas Lindsay, Steve Olsen, C. Kelly Wall, Rachel George, and Russell Falkenstein (collectively, the “Named Executives”), as applicable, will be modified to the extent necessary so that the Protection Period for each such award will cover the entire vesting period for such award. Further, each such award held by a Named Executive other than Messrs. Lindsay and Wall will be modified such that any vesting that would apply under the terms of such award in the event of a termination of employment without “cause” during the Protection Period (generally, full vesting of such award) will also apply in the event of a termination of employment by the employee for “good reason” (as defined in the Executive Severance Pay Plan of the Company, as amended) during the Protection Period. Messrs. Lindsay and Wall already have “good reason” protection under the terms of their outstanding awards.

In addition, pursuant to the Merger Agreement, the annual cash incentive awards for the Named Executives for the year in which the Closing occurs will be calculated and paid out at the “target” level of performance in connection with the Closing (prorated for the portion of the applicable performance period completed as of the Closing). The target annual cash incentive awards for calendar year 2024 for the Named Executives are $960,000 for Mr. Lindsay, $675,000 for Mr. Olsen, $375,000 for Mr. Wall, $350,000 for Mr. Falkenstein, and $325,000 for Ms. George.

In connection with the Transactions, the Compensation Committee of the Company Board also approved a transaction success bonus for Mr. Wall, in the amount of $135,000, and Ms. George, in the amount of $150,000. Payment of each such transaction success bonus is generally contingent on the respective officer’s continued employment through the completion of a “change in control” (such as the Merger) occurring on or before December 31, 2024. Such transaction success bonus will also be payable if the officer has a qualifying termination of employment entitling such officer to severance compensation under the terms of an applicable severance plan, provided that a change in control is consummated on or before December 31, 2024.

Item 7.01	Regulation FD Disclosure.

On June 17, 2024, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company and IQV. The Company expects to announce a special meeting of shareholders as soon as practicable to obtain shareholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.aarons.com or by sending a written request to the Company in care of the Corporate Secretary, at The Aaron’s Company, Inc., 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on March 21, 2024 in connection with the Company’s 2024 annual meeting of shareholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits incorporated herein by reference, this “Report”) that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “should,” “intend,” “seek,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “forecast,” “future,” “outlook,” or other similar words, phrases, or expressions. These risks and uncertainties include factors such as (i) the ability to obtain regulatory approval and meet other closing conditions to the proposed transaction, including shareholder approval; (ii) the ability of IQV to obtain financing for the proposed transaction; (iii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (iv) litigation relating to the proposed transaction; (v) the inability to retain key personnel, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, customers, suppliers, franchisees and business partners; and (vi) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. Statements in this Report that are “forward-looking” include without limitation statements about IQV’s proposed transaction to acquire the Company (including the anticipated benefits, results, effects and timing of the proposed transaction). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 16, 2024, by and among IQVentures Holdings, LLC, Polo Merger Sub, Inc. and The Aaron’s Company, Inc.*

99.1	Press Release of The Aaron’s Company, Inc., issued June 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AARON’S COMPANY, INC.

Dated: June 17, 2024	By:	/s/ C. Kelly Wall
	Name:	C. Kelly Wall
	Title:	Chief Financial Officer